Exhibit 5.1

August 14, 2020

Equillium, Inc.

2223 Avenida de la Playa, Suite 105

La Jolla, CA 92037

Re: Equillium, Inc.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offer and sale by Equillium, Inc., a Delaware corporation (the “Company”), of 5,750,000 shares (the “Shares”) of the Company’s common stock par value $0.0001 per share (the “Common Stock”), which amount includes 750,000 shares of Common Stock that may be issued and sold by the Company to the underwriters pursuant to their option to purchase additional shares, pursuant to an underwriting agreement dated August 13, 2020 with Jefferies LLC, SVB Leerink LLC and Stifel, Nicolaus & Company, Incorporated acting as representatives of the several underwriters named on Schedule A thereto (the “Underwriting Agreement”).

The Shares will be issued pursuant to (i) the Company’s registration statement on Form S-3 (File No. 333-234683) declared effective by the Securities and Exchange Commission on November 25, 2019 under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus dated November 25, 2019 included in such registration statement (the “Registration Statement”), and (ii) a preliminary prospectus supplement dated August 13, 2020 and a final prospectus supplement dated August 13, 2020 and filed with the Securities and Exchange Commission on August 14, 2020 (collectively, the “Prospectus”).

We have examined the Registration Statement, the Prospectus, the Underwriting Agreement and other instruments, certificates, records and documents, matters of fact and questions of law that we have deemed necessary for the purposes of this opinion.

In our examination of the foregoing and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Underwriting Agreement and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the date hereof, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 37th Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW